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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 2, 2005

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	0-50253	46-0462968
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Caspian Avenue, Post Office Box 500 Volga, South Dakota	57071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (605) 627-9240

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           In connection with the Securities and Exchange Commission’s recent review of the Registrant’s Form 10-K for the year ended December 31, 2004, management became aware of questions raised by the Commission regarding whether the independence of the Registrant’s former auditor, Eide Bailly LLP (“Eide Bailly”), may have been compromised with respect to its review of the financial statements for the quarter ended September 30, 2003, and its audit of the financial statements for the year ended December 31, 2003.  Following communication with the SEC regarding the application of the independence rules in effect at the time, the Registrant has determined that it will comply with the SEC’s request to amend its filings to include re-audited and re-reviewed financial statements for the above periods.  Although management does not believe any material restatement of its financial statements will be necessary, such subsequent review and audit could result in the Registrant being required to restate its financial statements for such periods. Therefore, at a meeting held on September 2, 2005, the Registrant’s Board of Directors made the determination that the Registrant’s previously issued financial statements and the related audit report and completed interim review for such periods should no longer be relied upon.  The Registrant’s CEO and CFO have discussed the matters disclosed in this filing with Eide Bailly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2005	By	/s/ Rodney G. Christianson
Rodney G. Christianson
	Its	Chief Executive Officer